EXHIBIT 10(n)


                       STANDEX INTERNATIONAL CORPORATION

                          SUPPLEMENTAL RETIREMENT PLAN

            This Supplemental Retirement Plan (the "Plan"), is adopted as of April 26, 1995 by Standex International Corporation, a Delaware corporation, with executive offices at 6 Manor Parkway, Salem, New Hampshire 03079 (the "Company").


                                   ARTICLE 1
                                    PURPOSE

            The purpose of the Plan is to provide any participant whose benefits under the Standex International Corporation Retirement Plan (the "Retirement Plan") are limited by the Statutory Limitations (as defined in Article 2), with Supplemental Retirement Benefits and Supplemental Death Benefits in order to encourage such employees to continue their employment and to induce desirable persons to enter into the Company's employ in the future.


                                   ARTICLE 2
                                  DEFINITIONS

            Except as otherwise provided, the following terms shall have the definitions indicated in this Article 2 whenever used in this Plan with initial capital letters:

            (a) Actuarial Equivalent shall have the same meaning as in the Retirement Plan.

            (b) Administrative Committee shall be the plan administrator for the Plan appointed under Article 4.

            (c) Beneficiary shall have the same meaning as in the Retirement Plan.

            (d) Code shall mean the Internal Revenue Code of 1986, as it has been or may be amended from time to time.

            (e) Early Retirement Benefit shall mean the Participant's Early Retirement Benefit as defined in the Retirement Plan.

            (f) Insolvency of the Company shall mean that the Company is either:

               (i) unable to pay its debts as they mature (or unable to satisfactorily renegotiate its debt commitments);

              (ii) subject to a pending proceeding as a debtor under the United States Bankruptcy Code, as amended from time to time; or

             (iii) in violation of its debt covenants, which has resulted in acceleration of its outstanding obligations under its debt obligations.

            (g) Late Retirement Benefit shall mean the Participant's Late Retirement Benefit as defined in the Retirement Plan.

            (h) Normal Retirement Benefit shall mean the Participant's Normal Retirement Benefit as defined in the Retirement Plan.

            (i) Participant shall mean any person employed by the Company who is a participant in the Retirement Plan of the Company and whose benefits under the Retirement Plan are limited by the Statutory Limitations.

            (j)  Pre-Retirement Death Benefit shall mean the
       Participant's Pre-Retirement Death Benefit as defined in the Retirement Plan.

            (k) Retirement Plan shall mean the Standex International Corporation Retirement Plan, as amended or restated from time to time.

            (l) Required Beginning Date shall have the same meaning as in the Retirement Plan.

            (m) Statutory Limitations shall mean the limitations on annual compensation and benefits under qualified plans required by Sections 401(a)(17) and 415(b) and (e) of the Code.

            (n) Supplemental Death Benefit shall mean the benefit payable to a Participant in accordance with Article 3 of this Plan.

            (o) Supplemental Retirement Benefit shall mean the benefit payable to a Participant in accordance with Article 3 of this Plan.

            (p) Total Disability shall have the same meaning as in the Company's Long Term Disability Plan.

            (q) Vested Retirement Benefit shall mean the Participant's Vested Retirement Benefit as defined in the Retirement Plan.


                                   ARTICLE 3
                                    BENEFITS

            3.1 Supplemental Retirement Benefit. The Company shall pay in accordance with the provisions of this Article 3 to each Participant the amount by which (a) the Normal, Early, Late or Vested Retirement Benefit, as appropriate, that would have been payable under the Retirement Plan, but for the operation of the Statutory Limitations, exceeds (b) the Normal, Early, Late or Vested Retirement Benefit, as appropriate, actually payable under the Retirement Plan.

            3.2 Payment of Lump Sum. If the lump-sum amount which is Actuarially Equivalent to the Supplemental Retirement Benefit or the Supplemental Death Benefit of any Participant or Beneficiary immediately following the Participant's date of termination, death or Required Beginning Date is $50,000 or less, the Administrative Committee shall distribute such lump sum to the Participant or Beneficiary as soon as practical, but in no event later than one year from the Participant's date of termination, death or Required Beginning Date in lieu of, and in complete discharge of, such benefit.

            3.3 Form of Benefit. A Participant may elect one of the following Actuarially Equivalent forms of benefit payment provided that the form of benefit is identical to the form elected under the Retirement Plan:

               (i) A single life annuity benefit payable monthly for life to the Participant;

              (ii) A 10-year certain benefit providing a reduced monthly benefit payable for life to the Participant with 120 monthly payments guaranteed; or

             (iii) A joint and survivor benefit providing a reduced monthly benefit payable for life to the Participant, with 100%, 66 2/3% or 50% of the reduced benefit, as elected by the Participant, continuing after his/her death for the remaining lifetime of his/her spouse.


            In the event that the Participant elects a form of benefit under the Retirement Plan which is not contained in subsections
       (i), (ii) or (iii) above, the Participant may elect any one of the above forms of benefit without limitation. Notwithstanding the foregoing, a Participant may elect the following form of benefit regardless of the form elected under the Retirement Plan: a benefit equal to the Actuarial Equivalent of the single life benefit, payable in up to 120 equal installments to a Participant,
       but payable only for the life of the Participant.   Payments of
       this benefit shall cease upon the first to occur of (i) the Participant's death or (ii) the completion of 120 payments to the Participant. This benefit will be calculated by determining the present value of the single life annuity benefit payable monthly for life (using the UP84 mortality table and an interest rate of 8%) and then calculating the level annuity payable in 120 equal installments or life, whichever is shorter, (using an interest rate of 8%, but no mortality).

            3.4 Payment of Benefits. Supplemental Retirement Benefits hereunder shall commence on the same date as payments under the Retirement Plan, provided, however, that, at the discretion of the Administrative Committee, distributions to be made hereunder may be made at such other times, in such other form, and in such other amounts as the Administrative Committee determines, provided further that (except as set forth in Section 3.2) in no event shall payments hereunder commence later than December 31st of the calendar year immediately following the calendar year containing the date benefits commence under the Retirement Plan.

            3.5 Supplemental Death Benefit. Upon the death of a Participant prior to commencement of benefits, the Company agrees to pay to the Beneficiary the amount by which (a) the Pre-Retirement Death Benefit that would have been payable under the Retirement Plan, but for the Statutory Limitations, exceeds
       (b) the Pre-Retirement Death Benefit actually paid thereunder.
       The benefit under this Section 3.4, shall be paid in the form of a single life annuity benefit commencing on the same date as the benefit commences under the Retirement Plan.

            3.6 Nature of Rights Created. Unless required by the provisions of Section 3.7, the Company shall not be required to set aside or segregate any assets of any kind to meet any of its obligations hereunder. Unless and until the Company decides to establish a trust to fund the future payment of benefits hereunder, all obligations of the Company hereunder will be reflected by book entries only, Participants shall have no rights on account of this Plan in or to any specific assets of the Company, and any rights that the Participant may have on account of this Plan shall be those of a general, unsecured creditor of the Company.

            3.7 Special Provisions in the Event of Change in Control. As stated in Section 3.6, the Company is not obligated to segregate a fund, purchase an insurance contract, or in any other way to fund the future payment of any benefits hereunder.

            However, notwithstanding the foregoing, the Company shall take one of the following actions in the event of a Change of Control (such decision to be in the sole discretion of the Company):

            (a) Establish a trust of which the Company is treated as the owner under the Code to provide for the payment of benefits hereunder, subject to the claims of general creditors in the event of the Insolvency of the Company and subject to such other terms and conditions as the Company may deem necessary or advisable to ensure that benefits are not includable, by reason of the trust, in the income of trust beneficiaries prior to actual distribution and that the existence of the trust does not cause the Plan or any other arrangement to be considered funded for purposes of Title 1 of ERISA (a "grantor trust").

            In the event of a Change of Control, the Company shall fully fund any trust established under this Section 3.7 or established under Section 3.6 prior to the Change in Control. The Company shall fully fund such trust by promptly depositing in such trust sufficient cash so that the fair market value of the assets held in the trust is not less than the projected benefit obligation of the Plan as shown in the latest available actuarial valuation report for financial accounting purposes as of the measurement date of that report.

            (b)  In lieu of the foregoing, in the event of a Change in

       Control, the Company shall pay out to each retiree, a lump sum amount equal to the Actuarial Equivalent of his/her remaining benefit payments under this Plan. In addition, each active employee who is a Participant shall receive a lump sum benefit equal to the Actuarial Equivalent of his/her vested accrued Supplemental Retirement Benefit.

            (c) For purposes of this Section, a "Change in Control" will be deemed to have occurred if such a Change of Control is required to be reported by the Company under Item 6(e) of Schedule 14A of Regulation 14A of the Securities and Exchange Act of 1934, as amended from time to time.

            3.8 Benefits Not Assignable. Neither the Participant nor any Beneficiary, or any other person with a beneficial interest under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable under this Plan. No such amounts shall be subject to seizure by any creditor or any such Beneficiary, by a proceeding at law or in equity, nor shall such amounts be transferable by operation of law in the event of bankruptcy, insolvency or death of the Participant, his or her Beneficiary or any other person with a beneficial interest hereunder. Any such attempt at assignment or transfer shall be void.

            The previous paragraph shall apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, provided, however, that the previous paragraph shall not apply if such an order is determined to be a qualified domestic relations order as described in Section 414(p) of the Code, and, provided further, that benefits under this Plan shall be paid in accordance with the requirements of any such qualified domestic relations order.


                                   ARTICLE 4
                                 ADMINISTRATION


            4.1 Administrative Committee. This Plan will be administered by and under the direction of the Administrative Committee, members of which shall be appointed by the Board of Directors of the Company in their sole discretion. The Administrative Committee may, in its sole discretion, adopt, and may from time to time modify or amend, any rules and guidelines established and consistent herewith as it may deem necessary or appropriate for carrying out the provisions and purposes of the Plan, which, upon their adoption and so long as in effect, shall be deemed a part hereof to the same extent as if set forth in the Plan and shall be final and conclusive.

            4.2 Interpretation of Plan. The Company and the Administrative Committee shall have full and sole discretion to interpret and construe the Plan. The interpretation and construction of the Plan by the Company or the Administrative Committee and any action taken thereunder, shall be binding and conclusive upon all parties in interest. No officer, director, employee or agent of the Company shall, in any event, be liable to any person for any action taken or omitted to be taken in connection with the interpretation, construction or administration of the Plan, so long as such action or omission to act is made in good faith. An employee of the Company serving as a member of the Administrative Committee shall be eligible to participate in the Plan while serving as such, but no such employee shall vote or act upon any matter that relates solely to such employee's interest in the Plan as a Participant.

            4.3  Claims Procedure.

            (a) Claim. A Participant who believes that he or she is being denied a benefit to which he or she is entitled under the Plan (the "Claimant") may file a written request for such benefit with the Administrative Committee, setting forth his or her claim. The request must be addressed to the Administrative Committee at the executive offices of the Company.

            (b) Claim Decision. Upon receipt of a claim, the Administrative Committee shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Administrative
       Committee may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

            If the claim is denied in whole or in part, the Administrative Committee shall issue a written opinion, using language calculated to be understood by the Claimant setting forth:

               (i)  the specific reason or reasons for such denial;

              (ii) the specific reference to pertinent provisions of this Plan on which such denial is based; and

             (iii) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary.


                                   ARTICLE 5
                                 MISCELLANEOUS


            5.1 No Guarantee of Employment. Nothing contained herein shall be deemed to give any individual the right to be retained in the service of the Company or to interfere with the rights of the Company to discharge any individual at any time, with or without cause.

            5.2 Withholding. Supplemental Retirement Benefits payable hereunder shall be subject to withholding at the time of such payment, as shall be required under any income tax or other law, whether of the United States or any other jurisdiction.

            5.3 Amendment or Termination. The Company may amend the Plan in any manner deemed advisable by it or terminate the Plan, effective as of the date specified in the instrument of amendment or termination, without the consent of any Participant, employee or former participant or employee. No amendment or termination shall reduce the benefits or any person who has retired under the Plan before the effective date of the amendment or termination.

            5.4 Gender and Number. The masculine pronoun wherever used herein shall include the feminine gender and the feminine, the masculine and the singular number as used herein shall include the plural and the plural and singular, unless the context clearly indicates a different meaning.

            5.5 Titles and Headings. The titles to Articles and headings of Sections or subsections of this Plan are for convenience of reference and, in case of any conflict, the text of the Plan, rather than titles and headings, shall control.

            5.6 Governing Law. The validity, construction and effect of the provisions of this Plan in all respects shall be governed and regulated according to and by the laws of the State of New Hampshire (excluding its choice of law rules) and to the extent the laws of New Hampshire are superseded by the laws of the United States of America, by the laws of the United States of America.

            IN WITNESS WHEREOF, the Company has executed this Plan, such execution first having been duly authorized by the Board of Directors of the Company.

                                    STANDEX INTERNATIONAL CORPORATION


                                    By:

                                    Title: